UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2006, Cleveland-Cliffs Inc (the "Company") announced in a press release (attached as Exhibit 99(a)) the hiring of Ms. Laurie Brlas, 49, as Senior Vice President-Chief Financial Officer and Treasurer of the Company. The appointment of Ms. Brlas relieves Donald J. Gallagher, currently President North American Iron Ore and acting Chief Financial Officer and Treasurer, of his duties as Chief Financial Officer and Treasurer. Mr. Gallagher will remain President North American Iron Ore. Ms. Brlas accepted the Company’s offer on November 22, 2006 and is expected to begin her employment on December 11, 2006.

Ms. Brlas has an extensive accounting and financial background spanning over the last thirteen years in various management positions. She has been employed with STERIS Corporation, Mentor, Ohio, as Senior Vice President, Chief Financial Officer from 2000 to the present. Her prior service includes five years at Officemax, Inc., Cleveland, Ohio (1995-2000), most recently as Senior Vice President and Controller.

Ms. Brlas has no previous affiliation with the Company or any of its subsidiaries nor have there been any related party transactions between the Company and herself. She has no familial or business relationship with any of the current officers or Directors of the Company.

The terms of Ms. Brlas’ Letter Agreement, dated November 22, 2006, are as follows:

• She receives a current annual base salary of $365,000;

• She receives a signing bonus of $115,000;

• She will participate in the Company’s Management Performance Incentive Plan, with an annual target cash bonus of 60 percent of her base salary. The actual bonus awards can be 0 to 200 percent of target based upon Board Compensation Committee judgment of individual, unit and corporate performance. Her 2006 award will not be prorated and will be at least 100 percent of target;

• She is eligible to participate in the Company’s Long-Term Equity Incentive Plan. For 2006, her performance share award will be 6,800 performance shares of the Company’s common shares, which will vest into actual shares on a three-year moving cycle based on achieving corporate objectives of return on investment and stock price performance against a peer group. The performance share award will be computed as though she had been an employee of the Company beginning January 1, 2006 and will not be prorated. For 2006, her retention units award will be 1,200 shares, which will vest after three years based on her continuing employment to that date;

• The Company will enter into a change-of–control severance agreement with Ms. Brlas upon joining the Company, which terms are not yet available; and

• She will be eligible to participate in various benefit programs, including any executive perquisites that are generally made available by the Company to employees of her position.

The Letter Agreement is included as Exhibit 10(a). The foregoing discussion of the terms of such agreement is qualified in its entirety by reference to the full text of such exhibit, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10(a) Letter Agreement of Employment by and between Cleveland-Cliffs Inc and Laurie Brlas dated November 22, 2006

99(a) Cleveland-Cliffs Inc published a news release on November 27, 2006 captioned, "Cleveland-Cliffs Names Brlas Chief Financial Officer and Treasurer"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

November 27, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.(a)	Letter Agreement of Employment by and between Cleveland-Cliffs Inc and Laurie Brlas dated November 22, 2006
99.(a)	Cleveland-Cliffs Inc published a news release on November 27, 2006 captioned, "Cleveland-Cliffs Names Brlas Chief Financial Officer and Treasurer"